PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 1 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                         Dated June 21, 2002
                                                                 Rule 424(b)(3)

                                  $12,000,000
                           [Morgan Stanley wordmark]
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                           --------------------------

                       BRIDGES(SM) Due December 30, 2008
            Based on the Value of the Amex Pharmaceutical Index(SM)

The BRIDGES will pay the principal amount of $10 at maturity. In addition, the BRIDGES will also pay a supplemental amount if the average value of the Amex Pharmaceutical Index, which we refer to as the DRG Index, as determined on six specified determination dates during the life of the BRIDGES exceeds the benchmark index value, determined as specified below.

o    The principal amount and issue price of each BRIDGES is $10.

o    We will not pay interest on the BRIDGES.

o At maturity, you will receive the principal amount of $10 per BRIDGES plus a supplemental redemption amount equal to the product of (i) $10 times
     (ii) the percentage increase, if any, in the final average index performance over the initial index value times (iii) 103%.

     o The initial index value equals 302.18, the closing value of the DRG Index on June 21, 2002, the day we offered the BRIDGES for initial sale to the public.

     o The final average index performance will equal the final average index value minus the benchmark index value.

     o The benchmark index value will equal the lesser of (i) the initial index value and (ii) the closing value of the DRG Index on December 30, 2002.

     o The final average index value will equal the arithmetic average of the closing values of the DRG Index on December 30, 2003, December 30, 2004, December 30, 2005, December 30, 2006, December 30, 2007 and
          December 26, 2008.

o If the final average index value of the DRG Index is less than or equal to the benchmark index value, you will receive only the principal amount of the BRIDGES and will not receive any supplemental redemption amount.

o Investing in the BRIDGES is not equivalent to investing in the DRG Index or its component stocks.

o The BRIDGES have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the BRIDGES is "DRU."

You should read the more detailed description of the BRIDGES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of BRIDGES."

The BRIDGES involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-5.

                           --------------------------
                             PRICE $10 PER BRIDGES
                           --------------------------


                                   Price to          Agent's        Proceeds to
                                    Public         Commissions        Company
                                  -----------      -----------      -----------
Per BRIDGES.................         $10.00            $.30             $9.70
Total.......................       $12,000,000       $360,000       $11,640,000

If you purchase at least 100,000 BRIDGES in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $9.80 per BRIDGES (98.0% of the issue price). In that case, the Agent's commissions will be $.10 per BRIDGES.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the BRIDGES we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The BRIDGES offered are medium-term debt securities of Morgan Stanley. The return on the BRIDGES is linked to the performance of Amex Pharmaceutical Index, which we refer to as the DRG Index. These BRIDGES combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying DRG Index.

     "BRIDGES" is our service mark. "Amex Pharmaceutical Index" is sponsored by and is a service mark of the American Stock Exchange LLC, which we refer to as the AMEX, and has been licensed by Morgan Stanley.


Each BRIDGES costs $10        We, Morgan Stanley, are offering you BRIDGES due
                              December 30, 2008 Based on the Value of the Amex
                              Pharmaceutical Index. The principal amount and issue price of each BRIDGES is $10.

Payment at Maturity           Unlike ordinary debt securities, the BRIDGES do
                              not pay interest. Instead, at maturity, you will receive the principal amount of $10 per BRIDGES, plus a supplemental redemption amount if the final average index value of the DRG Index is greater than the benchmark index value. The benchmark index value is the lesser of (i) the initial index value and (ii) the closing value of the DRG Index on December 30, 2002. The initial index value is 302.18, the closing value of the DRG Index on June 21, 2002, the day we offered the BRIDGES for initial sale to the public. The final average index value is the arithmetic average of the closing values of the DRG Index on each of the six annual determination dates during the life of the BRIDGES.

                                         100% Principal Protection

                              We will pay you at least $10 at maturity, plus the supplemental redemption amount, if any.

                                    The Supplemental Redemption Amount

                              The supplemental redemption amount will be equal to the product of (i) $10 times (ii) the percentage increase, if any, in the final average index performance over the initial index value times (iii) 103%. If the final average index value is greater than the benchmark index value, the supplemental redemption amount will be calculated as follows:

                                                        Final Average
                                 Supplemental         Index Performance
                                  Redemption  = $10 x ------------------- x 103%
                                    Amount            Initial Index Value

                                      where,
                                      Initial Index Value =  302.18

                                      Final Average
                                        Index Performance =  the Final Average
                                                             Index Value minus
                                                             the Benchmark Index
                                                             Value

                                      Benchmark
                                        Index Value =        the lesser of (i)
                                                             the Initial Index
                                                             Value and (ii) the
                                                             DRG Index closing
                                                             value on December
                                                             30, 2002

                                      Final Average
                                        Index Value =        the arithmetic
                                                             average of the DRG
                                                             Index closing
                                                             values on each of
                                                             the Determination
                                                             Dates as calculated
                                                             by the Calculation
                                                             Agent on the last
                                                             Determination Date

                                      Determination
                                        Dates =              December 30, 2003,
                                                             December 30, 2004,
                                                             December 30, 2005,
                                                             December 30, 2006,
                                                             December 30, 2007
                                                             and December 26,
                                                             2008, in each case
                                                             subject to
                                                             adjustment in the
                                                             event of certain
                                                             market disruption
                                                             events

                              However, if the final average index value is less than or equal to the benchmark index value, the supplemental redemption amount will be zero. In that case, you will receive only the principal amount at maturity and will not receive any supplemental redemption amount. The payment to you of the principal amount and the supplemental redemption amount, if any, upon maturity of the BRIDGES will be determined in U.S. Dollars.

                              You can review the historical values of the DRG Index in the section of this pricing supplement called "Description of BRIDGES--Historical Information." The payment of dividends on the stocks that underlie the DRG Index is not reflected in the level of the DRG Index and, therefore, has no effect on the calculation of the payment at maturity.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the initial index value, the benchmark index value, the final average index value, the percentage change in the DRG Index and the supplemental redemption amount, if any, you will receive at maturity.

Where you can find            The BRIDGES are senior notes issued as part of
more information on           our Series C medium-term note program. You can
the BRIDGES                   find a general description of our Series C
                              medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called "Description of Notes--Fixed Rate Notes" and "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the BRIDGES, you should read the "Description of BRIDGES" section in this pricing supplement. You should also read about some of the risks involved in investing in BRIDGES in the section called "Risk Factors." The tax treatment of investments in index- linked notes such as BRIDGES differs from that of investments in ordinary debt securities. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the BRIDGES.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761- 4000).

                                  RISK FACTORS

     The BRIDGES are not secured debt and, unlike ordinary debt securities, the BRIDGES do not pay interest. Investing in the BRIDGES is not equivalent to investing directly in the DRG Index. This section describes the most significant risks relating to the BRIDGES. You should carefully consider whether the BRIDGES are suited to your particular circumstances before you decide to purchase them.

BRIDGES are not               The terms of the BRIDGES differ from those of
ordinary senior notes         ordinary debt securities in that we will not pay
                              interest on the BRIDGES. Because the supplemental redemption amount due at maturity may be equal to zero, the return on your investment in the BRIDGES (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount of each BRIDGES at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.

BRIDGES may not pay           If the final average index value is less than or
more than the principal       equal to the benchmark index value, you will
amount at maturity            receive only the principal amount of $10 for each
                              BRIDGES you hold at maturity.

BRIDGES may not               There may be little or no secondary market for
be actively traded            the BRIDGES. Although the BRIDGES have been
                              approved for listing on the American Stock
                              Exchange LLC, it is not possible to predict whether the BRIDGES will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS & Co.
                              currently intends to act as a market maker for the BRIDGES, but it is not required to do so.

Market price of the           Several factors, many of which are beyond our
BRIDGES influenced by         control, will influence the value of the BRIDGES,
many unpredictable factors    including:

                              o the value of the DRG Index at any time and on December 30, 2002 and the specific determination dates

                              o    interest and yield rates in the market

                              o the volatility (frequency and magnitude of changes in price) of the DRG Index

                              o    economic, financial, political and
                                   regulatory or judicial events that affect the securities underlying the DRG Index or stock markets generally and which may affect the final average index value

                              o the time remaining to the maturity of the BRIDGES

                              o the dividend rate on the stocks underlying the DRG Index

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your BRIDGES prior to maturity. For example, you may have to sell your BRIDGES at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the DRG Index is at, below, or not sufficiently above the benchmark index value or if market interest rates rise.

                              You cannot predict the future performance of the DRG Index based on its historical performance. We cannot guarantee that the final average index value will be higher than the benchmark index value so that you will receive at maturity an amount in excess of the principal amount of the BRIDGES.

Investing in the BRIDGES      Because the final average index value is based on
is not equivalent to          the closing value of the DRG Index on the six
investing in the DRG Index    annual determination dates during the term of the
                              BRIDGES, it is possible for the final average index value to be lower than the benchmark index value even if the value of the DRG Index at maturity is higher than the benchmark index value.

There are risks associated    The BRIDGES are an investment that is dependent
with a sector investment      upon the performance of selected issuers in a
                              particular sector of the economy--namely, the pharmaceutical industry. Consequently, the value of the BRIDGES may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers.

Pharmaceutical company        The trading prices of pharmaceutical companies'
stock prices are volatile     common stocks have been and are likely to
                              continue to be volatile. Fluctuations in the trading prices of the stocks included in the DRG
                              Index may result in a significant disparity between the value of the DRG Index on any or all of the annual determination dates and the overall performance of the DRG Index over the term of the BRIDGES.

Pharmaceutical companies      Companies involved in the pharmaceutical industry
face cost containment         face a number of unique risks, including the
pressures, extensive          following:
regulation and intense
competition                   o    The ability of many pharmaceutical companies
                                   to commercialize current and future products depends in part on the extent to which reimbursement for the cost of such products and related treatments is available from government health agencies, private health insurers and other third-party payors. The efforts of government entities and third party payors to contain healthcare costs may adversely affect pharmaceutical companies.

                              o Pharmaceutical companies and products are subject to extensive and costly government regulation. The success of a company's products will depend, in part, upon obtaining and maintaining regulatory approval to market products.

                              o    Pharmaceutical companies face intense
                                   competition from new proprietary products and less costly generic products.

                              o The success of many pharmaceutical companies is highly dependent on their ability to obtain patents, to defend existing patents and trade secrets and to operate in a manner that does not infringe the proprietary rights of other pharmaceutical companies. Pharmaceutical companies may be unable to protect their intellectual property rights or may be the subject of intellectual property infringement claims.

We are not affiliated with    We are not affiliated with any of the issuers of
the issuers of the stocks     the stocks underlying the DRG Index and have not
underlying the DRG Index      performed any due diligence investigation or
and have not investigated     review of any of them. You should undertake an
them                          independent investigation of the issuers of the
                              component stocks and of the DRG Index itself to the extent required in your judgment to allow you to make an informed decision with respect to an investment in the BRIDGES.

                              We or our subsidiaries may presently or from time to time engage in business with one or more of the issuers of the stocks underlying the DRG Index, including extending loans to, or making equity investments in, one or more of the issuers of the component stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the component stocks, including merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of these issuers. We have no ability to control or predict the actions of the issuers of the component stocks, including any corporate actions of the type that would require the AMEX to adjust the DRG Index. We or our affiliates from time to time have published and in the future may publish research reports with respect to the component stocks. These research reports may or may not recommend that investors buy or hold any of the component stocks. The DRG Index was compiled independently of any research recommendations and may not be consistent with any such recommendations. The issuers of the component stocks are not involved in the offering of the BRIDGES in any way and have no obligation to consider your interest as an owner of the BRIDGES in taking any corporate actions that might affect the value of your BRIDGES. None of the money you pay for the BRIDGES will go to the issuers of the component stocks.

Adjustments to the            The AMEX is responsible for calculating and
DRG Index could               maintaining the DRG Index. The AMEX can add,
adversely affect the          delete or substitute the stocks underlying the
value of the BRIDGES          DRG Index or make other methodological changes
                              that could change the value of the DRG Index. The
                              AMEX may discontinue or suspend calculation or dissemination of the DRG Index. Any of these actions could adversely affect the value of the BRIDGES.

You have no                   As an owner of BRIDGES, you will not have voting
shareholder rights            rights or rights to receive dividends or other
                              distributions or any other rights with respect to the stocks that underlie the DRG Index.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the final average index value and the
and its affiliates may        supplemental amount, if any, we will pay to you
influence determinations      at maturity. We expect that MS & Co. and other
                              affiliates will carry out hedging activities related to the BRIDGES (and possibly to other instruments linked to the DRG Index or its component stocks), including trading in the stocks underlying the DRG Index as well as in other instruments related to the DRG Index. Any of these hedging activities could influence MS &
                              Co.'s determinations as calculation agent. MS &
                              Co. and some of our other subsidiaries also trade the stocks underlying the DRG Index and other financial instruments related to the DRG Index on a regular basis as part of their general broker-dealer businesses. Any of these trading activities could potentially affect the value of the DRG Index and, accordingly, could affect the payout to you on the BRIDGES.

Tax treatment                 You should also consider the tax consequences of
                              investing in the BRIDGES. The BRIDGES will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of BRIDGES--United
                              States Federal Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will be subject to annual income tax based on the comparable yield of the BRIDGES even though you will not receive any interest payments on the BRIDGES. In addition, any gain recognized by U.S.
                              taxable investors on the sale or exchange of the BRIDGES generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of
                              BRIDGES--United States Federal Income Taxation" and the section called "United States Federal
                              Taxation--Notes--Notes Linked to Commodity
                              Prices, Single Securities, Baskets of Securities or Indices" in the accompanying prospectus supplement.

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the BRIDGES.

                             DESCRIPTION OF BRIDGES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "BRIDGES" refers to each $10 principal amount of our BRIDGES Due December 30, 2008 Based on the Value of the Amex Pharmaceutical Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount.........................   $12,000,000

Original Issue Date (Settlement Date)....   June 26, 2002

Maturity Date............................   December 30, 2008, subject to
                                            extension in the event of a Market
                                            Disruption Event on the sixth
                                            Determination Date for calculating
                                            the Final Average Index Value.

                                            If, due to a Market Disruption
                                            Event or otherwise, the sixth
                                            Determination Date is postponed so
                                            that it falls less than two
                                            scheduled Trading Days prior to the
                                            scheduled Maturity Date, the
                                            Maturity Date will be the second
                                            scheduled Trading Day following
                                            that sixth Determination Date as
                                            postponed. See "--Determination
                                            Dates" below.

Specified Currency.......................   U.S. Dollars

CUSIP....................................   61744Y322

Minimum Denominations....................   $10

Issue Price..............................   100%

Interest Rate............................   None

Maturity Redemption Amount...............   At maturity, you will receive for
                                            each BRIDGES $10 (the principal
                                            amount of the BRIDGES) plus the
                                            Supplemental Redemption Amount, if
                                            any.

Supplemental Redemption Amount...........   We will pay you a Supplemental
                                            Redemption Amount per BRIDGES at
                                            maturity equal to the greater of
                                            (i) zero and (ii) the product of
                                            $10 times the DRG Index Percent
                                            Change times the Participation
                                            Rate. The Calculation Agent will
                                            calculate the Supplemental
                                            Redemption Amount on the sixth
                                            Determination Date.

                                            The Calculation Agent will provide
                                            written notice to the Trustee at
                                            its New York office, on which
                                            notice the Trustee may conclusively
                                            rely, of the Supplemental
                                            Redemption Amount, on or prior to
                                            11:00 a.m. on the Business Day
                                            preceding the Maturity Date. See
                                            "Discontinuance of the DRG Index;
                                            Alteration of Method of
                                            Calculation" below.

DRG Index Percent Change.................   The DRG Index Percent Change is a
                                            fraction, the numerator of which
                                            will be the Final Average Index
                                            Performance and the denominator of
                                            which will be the Initial Index
                                            Value. The DRG Index Percent Change
                                            is described by the following
                                            formula:

                                              Final Average Index Performance
                                              -------------------------------
                                                   Initial Index Value

Participation Rate.......................   103%

Initial Index Value......................   302.18, the Index Closing Value on
                                            June 21, 2002, the day we offered
                                            the BRIDGES for initial sale to the
                                            public.

Final Average Index Performance..........   The Final Average Index Value minus
                                            the Benchmark Index Value.

Benchmark Index Value....................   The lesser of (i) the Initial Index
                                            Value and (ii) the Index Closing
                                            Value on December 30, 2002, as
                                            determined by the Calculation
                                            Agent.

Final Average Index Value................   The arithmetic average of the Index
                                            Closing Values on each of the
                                            Determination Dates, as determined
                                            by the Calculation Agent.

Index Closing Value......................   The Index Closing Value on any
                                            Trading Day will equal the closing
                                            value of the DRG Index or any
                                            Successor Index (as defined under
                                            "--Discontinuance of the DRG Index;
                                            Alteration of Method of
                                            Calculation" below) at the regular
                                            official weekday close of the
                                            principal trading session of the
                                            AMEX on that Trading Day. In
                                            certain circumstances, the Index
                                            Closing Value will be based on the
                                            alternate calculation of the DRG
                                            Index described under
                                            "--Discontinuance of the DRG Index;
                                            Alteration of Method of
                                            Calculation."

                                            In this "Description of BRIDGES,"
                                            references to the DRG Index will
                                            include any Successor Index, unless
                                            the context requires otherwise.

Determination Dates......................   The Determination Dates will be
                                            December 30, 2003, December 30,
                                            2004, December 30, 2005, December
                                            30, 2006, December 30, 2007 and
                                            December 26, 2008, in each such
                                            case subject to adjustment for
                                            Market Disruption Events as
                                            described in the two following
                                            paragraphs.

                                            If any of the first five scheduled
                                            Determination Dates is not a
                                            Trading Day or if a Market
                                            Disruption Event occurs on any such
                                            date, such Determination Date will
                                            be the immediately succeeding
                                            Trading Day during which no Market
                                            Disruption Event shall have
                                            occurred; provided that if a Market
                                            Disruption Event has occurred on
                                            each of the five Trading Days
                                            immediately succeeding any of the
                                            first five scheduled Determination
                                            Dates, then (i) such fifth
                                            succeeding Trading Day will be
                                            deemed to be the relevant
                                            Determination Date, notwithstanding
                                            the occurrence of a Market
                                            Disruption Event on such day, and
                                            (ii) with respect to any such fifth
                                            Trading Day on which a Market
                                            Disruption Event occurs, the
                                            Calculation Agent will determine
                                            the value of the DRG Index on such
                                            fifth Trading Day in accordance
                                            with the formula for and method of
                                            calculating the value of the DRG
                                            Index last in effect prior to the
                                            commencement of the Market
                                            Disruption Event, using the closing
                                            price (or, if trading in the
                                            relevant securities has been
                                            materially suspended or materially
                                            limited, its good faith estimate of
                                            the closing price that would have
                                            prevailed but for such suspension
                                            or limitation) on such Trading Day
                                            of each security most recently
                                            comprising the DRG Index.

                                            If December 26, 2008 (the sixth
                                            scheduled Determination Date) is
                                            not a Trading Day or if there is a
                                            Market Disruption Event on such
                                            day, the sixth Determination Date
                                            will be the immediately succeeding
                                            Trading Day during which no Market
                                            Disruption Event shall have
                                            occurred.

Trading Day..............................   A day, as determined by the
                                            Calculation Agent, on which trading
                                            is generally conducted on the New
                                            York Stock Exchange ("NYSE"), the
                                            AMEX, the Nasdaq National Market,
                                            the Chicago Mercantile Exchange and
                                            the Chicago Board of Options
                                            Exchange and in the
                                            over-the-counter market for equity
                                            securities in the United States.

Book Entry Note or Certificated Note.....   Book Entry

Senior Note or Subordinated Note.........   Senior

Trustee..................................   JPMorgan Chase Bank (formerly known
                                            as The Chase Manhattan Bank)

Agent....................................   Morgan Stanley & Co. Incorporated
                                            and its successors ("MS & Co.").

Market Disruption Event..................   "Market Disruption Event" means,
                                            with respect to the DRG Index, the
                                            occurrence or existence of a
                                            suspension, absence or material
                                            limitation of trading of stocks
                                            then constituting 20% or more of
                                            the level of the DRG Index (or the
                                            relevant Successor Index) on the
                                            Relevant Exchanges for such
                                            securities for more than two hours
                                            of trading or during the one-half
                                            hour period preceding the close of
                                            the principal trading session on
                                            such Relevant Exchange; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of any
                                            Relevant Exchange as a result of
                                            which the reported trading prices
                                            for stocks then constituting 20% or
                                            more of the level of the DRG Index
                                            (or the relevant Successor Index)
                                            during the last one-half hour
                                            preceding the close of the
                                            principal trading session on such
                                            Relevant Exchange are materially
                                            inaccurate; or the suspension,
                                            material limitation or absence of
                                            trading on any major U.S.
                                            securities market for trading in
                                            futures or options contracts
                                            related to the DRG Index (or the
                                            relevant Successor Index) for more
                                            than two hours of trading or during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session on such market, in each
                                            case as determined by the
                                            Calculation Agent in its sole
                                            discretion.

                                            For the purpose of determining
                                            whether a Market Disruption Event
                                            exists at any time, if trading in a
                                            security included in the DRG Index
                                            is materially suspended or
                                            materially limited at that time,
                                            then the relevant percentage
                                            contribution of that security to
                                            the level of the DRG Index shall be
                                            based on a comparison of (x) the
                                            portion of the level of the DRG
                                            Index attributable to that security
                                            relative to (y) the overall level
                                            of the DRG Index, in each case
                                            immediately before that suspension
                                            or limitation.

                                            For purposes of determining whether
                                            a Market Disruption Event has
                                            occurred: (1) a limitation on the
                                            hours or number of days of trading
                                            will not constitute a Market
                                            Disruption Event if it results from
                                            an announced change in the regular
                                            business hours of the relevant
                                            exchange or market, (2) a decision
                                            to permanently discontinue trading
                                            in the relevant futures or options
                                            contract will not constitute a
                                            Market Disruption Event, (3)
                                            limitations pursuant to the rules
                                            of any Relevant Exchange similar to
                                            NYSE Rule 80A (or any applicable
                                            rule or regulation enacted or
                                            promulgated by any other
                                            self-regulatory organization or any
                                            government agency of scope similar
                                            to NYSE Rule 80A as determined by
                                            the Calculation Agent) on trading
                                            during significant market
                                            fluctuations will constitute a
                                            suspension, absence or material
                                            limitation of trading, (4) a
                                            suspension of trading in futures or
                                            options contracts on the DRG Index
                                            by the primary securities market
                                            trading in such contracts by reason
                                            of (a) a price change exceeding
                                            limits set by such exchange or
                                            market, (b) an imbalance of orders
                                            relating to such contracts or (c) a
                                            disparity in bid and ask quotes
                                            relating to such contracts will
                                            constitute a suspension, absence or
                                            material limitation of trading in
                                            futures or options contracts
                                            related to the DRG Index and (5) a
                                            "suspension, absence or material
                                            limitation of trading" on any
                                            Relevant Exchange or on the primary
                                            market on which futures or options
                                            contracts related to the DRG Index
                                            are traded will not include any
                                            time when such market is itself
                                            closed for trading under ordinary
                                            circumstances.

Relevant Exchange........................   "Relevant Exchange" means the
                                            primary U.S. organized exchange or
                                            market of trading for any security
                                            then included in the DRG Index or
                                            any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default ..........   In case an event of default with
                                            respect to the BRIDGES shall have
                                            occurred and be continuing, the
                                            amount declared due and payable for
                                            each BRIDGES upon any acceleration
                                            of the BRIDGES will be equal to $10
                                            plus the Supplemental Redemption
                                            Amount, if any, determined as
                                            though the Index Closing Value for
                                            any Determination Date scheduled to
                                            occur on or after such date of
                                            acceleration (and for December 30,
                                            2002 if acceleration occurs prior
                                            to that date) were the Index
                                            Closing Value on the date of
                                            acceleration.

Calculation Agent........................   MS & Co.

                                            All determinations made by the
                                            Calculation Agent will be at the
                                            sole discretion of the Calculation
                                            Agent and will, in the absence of
                                            manifest error, be conclusive for
                                            all purposes and binding on you and
                                            on us.

                                            All calculations with respect to
                                            the Final Average Index Value and
                                            the Supplemental Amount, if any,
                                            will be rounded to the nearest one
                                            hundred-thousandth, with five
                                            one-millionths rounded upward
                                            (e.g., .876545 would be rounded to
                                            .87655); all dollar amounts related
                                            to determination of the amount of
                                            cash payable per BRIDGES will be
                                            rounded to the nearest
                                            ten-thousandth, with five one
                                            hundred- thousandths rounded upward
                                            (e.g., .76545 would be rounded up
                                            to .7655); and all dollar amounts
                                            paid on the aggregate number of
                                            BRIDGES will be rounded to the
                                            nearest cent, with one-half cent
                                            rounded upward.

                                            Because the Calculation Agent is
                                            our affiliate, the economic
                                            interests of the Calculation Agent
                                            and its affiliates may be adverse
                                            to your interests as an owner of
                                            the BRIDGES, including with respect
                                            to
                                            certain determinations and
                                            judgments that the Calculation
                                            Agent must make in determining any
                                            Index Closing Value, the Initial
                                            Index Value, the Benchmark Index
                                            Value, the Final Average Index
                                            Value, the DRG Index Percent
                                            Change, the Supplemental Redemption
                                            Amount or whether a Market
                                            Disruption Event has occurred. See
                                            "--Discontinuance of the DRG Index;
                                            Alteration of Method of
                                            Calculation" and "--Market
                                            Disruption Event" below. MS & Co.
                                            is obligated to carry out its
                                            duties and functions as Calculation
                                            Agent in good faith and using its
                                            reasonable judgment.

The DRG Index............................   We have derived all information
                                            contained in this pricing
                                            supplement regarding the DRG Index,
                                            including, without limitation, its
                                            make-up, method of calculation and
                                            changes in its components, from
                                            publicly available information.
                                            Such information reflects the
                                            policies of, and is subject to
                                            change by, the AMEX. The DRG Index
                                            was developed by the AMEX and is
                                            calculated, maintained and
                                            published by the AMEX. We make no
                                            representation or warranty as to
                                            the accuracy or completeness of
                                            such information.

                                            The Amex Pharmaceutical Index, or
                                            DRG Index, is a
                                            market-capitalization weighted
                                            index designed to represent a cross
                                            section of widely held, highly
                                            capitalized companies involved in
                                            various phases of the
                                            pharmaceutical industry. The DRG
                                            Index was developed with a base
                                            value of 200.00 on July 31, 1991.
                                            The index value was split 2-for-1
                                            on March 23, 1999.

                                            The following table lists, as of
                                            June 21, 2002, the stocks
                                            underlying the DRG Index, the
                                            ticker symbol for each component
                                            stock and the percentage of the
                                            value of the DRG Index represented
                                            by each component stock.

                                                    Issuer                 Ticker   Percent of
                                                                                      Value
                                            Pfizer Inc.                      PFE      19.93%
                                            Johnson & Johnson                JNJ      15.15%
                                            GlaxoSmithKline plc              GSK      11.91%
                                            Merck & Co., Inc.                MRK      10.59%
                                            AstraZeneca PLC (ADS)            AZN       6.68%
                                            Wyeth                            WYE       6.34%
                                            Eli Lilly & Company              LLY       6.12%
                                            Abbott Laboratories              ABT       5.24%
                                            Pharmacia Corporation            PHA       4.54%
                                            Bristol-Myers Squibb             BMY       4.53%
                                              Company
                                            Amgen Inc.                       AMGN      3.95%
                                            Schering-Plough Corporation      SGP       3.18%
                                            Forest Laboratories, Inc.        FRX       1.16%
                                            King Pharmaceuticals, Inc.        KG       0.47%
                                            Ivax Corporation                 IVX       0.22%

                                            The value of the DRG Index is
                                            published every 15 seconds via the
                                            Consolidated Tape Association's
                                            Network B. The DRG Index values are
                                            also available on broker-dealer
                                            terminals and quotation systems.

                                            If any change in the nature of any
                                            stock in the DRG Index occurs as a
                                            result of delisting, merger,
                                            acquisition or other similar event,
                                            the AMEX may delete that stock from
                                            the DRG Index and replace it with
                                            another stock which the AMEX
                                            believes is representative of the
                                            pharmaceutical sector. In making a
                                            replacement determination, the AMEX
                                            will ensure that at least 90% of
                                            the DRG Index's numerical value
                                            will be accounted for by stocks
                                            that are eligible for standard
                                            options trading.

Discontinuance of the DRG Index;
  Alteration of Method of Calculation....   If the AMEX discontinues
                                            publication of the DRG Index and
                                            the AMEX or another entity
                                            publishes a successor or substitute
                                            index that MS & Co., as the
                                            Calculation Agent, determines, in
                                            its sole discretion, to be
                                            comparable to the discontinued DRG
                                            Index (such index being referred to
                                            herein as a "Successor Index"),
                                            then any subsequent Index Closing
                                            Value will be determined by
                                            reference to the value of such
                                            Successor Index at the close of
                                            trading on the NYSE, the AMEX, the
                                            Nasdaq National Market or the
                                            relevant exchange or market for the
                                            Successor Index on the date that
                                            any Index Closing Value is to be
                                            determined.

                                            Upon any selection by the
                                            Calculation Agent of a Successor
                                            Index, the Calculation Agent will
                                            cause written notice thereof to be
                                            furnished to the Trustee, to Morgan
                                            Stanley and to the holders of the
                                            BRIDGES within three Trading Days
                                            of such selection.

                                            If the AMEX discontinues
                                            publication of the DRG Index prior
                                            to, and such discontinuance is
                                            continuing on, any Determination
                                            Date or December 30, 2002 and MS &
                                            Co., as the Calculation Agent,
                                            determines, in its sole discretion,
                                            that no Successor Index is
                                            available at such time, then the
                                            Calculation Agent will determine
                                            the Index Closing Value for such
                                            date. The Index Closing Value will
                                            be computed by the Calculation
                                            Agent in accordance with the
                                            formula for and method of
                                            calculating the DRG Index last in
                                            effect prior to such
                                            discontinuance, using the closing
                                            price (or, if trading in the
                                            relevant securities has been
                                            materially suspended or materially
                                            limited, its good faith estimate of
                                            the closing price that would have
                                            prevailed but for such suspension
                                            or limitation) at the close of the
                                            principal trading session on such
                                            date of each security most recently
                                            comprising the DRG Index.
                                            Notwithstanding these alternative
                                            arrangements, discontinuance of the
                                            publication of the DRG Index may
                                            adversely affect the value of the
                                            BRIDGES.

                                            If at any time the method of
                                            calculating the DRG Index or a
                                            Successor Index, or the value
                                            thereof, is changed in a material
                                            respect, or if the DRG Index or a
                                            Successor Index is in any other way
                                            modified so that such index does
                                            not, in the opinion of MS & Co., as
                                            the Calculation Agent, fairly
                                            represent the value of the DRG
                                            Index or such Successor Index had
                                            such changes or modifications not
                                            been made, then, from and after
                                            such time, the Calculation Agent
                                            will, at the close of business in
                                            New York City on each date on which
                                            the Index Closing Value is to be
                                            determined, make such calculations
                                            and adjustments as, in the good
                                            faith judgment of the Calculation
                                            Agent, may be necessary in order to
                                            arrive at a value of a stock index
                                            comparable to the DRG Index or such
                                            Successor Index, as the case
                                            may be, as if such changes or
                                            modifications had not been made,
                                            and the Calculation Agent will
                                            calculate the Final Average Index
                                            Value and the Benchmark Index
                                            Value, if necessary, with reference
                                            to the DRG Index or such Successor
                                            Index, as adjusted. Accordingly, if
                                            the method of calculating the DRG
                                            Index or a Successor Index is
                                            modified so that the value of such
                                            index is a fraction of what it
                                            would have been if it had not been
                                            modified (e.g., due to a split in
                                            the index), then the Calculation
                                            Agent will adjust such index in
                                            order to arrive at a value of the
                                            DRG Index or such Successor Index
                                            as if it had not been modified
                                            (e.g., as if such split had not
                                            occurred).

Historical Information...................   The following table sets forth the
                                            high and low Index Closing Values,
                                            as well as end-of-quarter Index
                                            Closing Values, of the DRG Index
                                            for each quarter in the period from
                                            January 1, 1997 through June 21,
                                            2002. The Index Closing Value on
                                            June 21, 2002 was 302.18. We
                                            obtained the information in the
                                            table below from Bloomberg
                                            Financial Markets, and we believe
                                            such information to be accurate.

                                            The historical values of the DRG
                                            Index should not be taken as an
                                            indication of future performance,
                                            and no assurance can be given as to
                                            the level of the DRG Index as of
                                            December 30, 2002 or any
                                            Determination Date. The value of
                                            the DRG Index may be lower on the
                                            Determination Dates than on the
                                            date of this pricing supplement or
                                            December 30, 2002 so that you will
                                            receive only the principal amount
                                            of the BRIDGES at maturity. We
                                            cannot give you any assurance that
                                            the average value of the DRG Index
                                            on the Determination Dates will be
                                            higher than the Benchmark Index
                                            Value so that you will receive a
                                            payment in excess of the principal
                                            amount of the BRIDGES at maturity.

                                                                          High       Low     Period End
                                                                        --------   --------  ----------
                                            1997:
                                              First Quarter...........   212.83     178.73     191.61
                                              Second Quarter..........   243.39     188.54     242.25
                                              Third Quarter...........   252.54     221.50     243.51
                                              Fourth Quarter..........   268.63     230.12     266.87
                                            1998:
                                              First Quarter...........   315.17     262.61     312.94
                                              Second Quarter..........   340.30     305.31     335.61
                                              Third Quarter...........   358.13     304.32     337.63
                                              Fourth Quarter..........   390.89     307.95     389.85
                                            1999:
                                              First Quarter...........   414.70     368.89     405.72
                                              Second Quarter..........   424.94     347.72     373.09
                                              Third Quarter...........   382.34     332.31     342.41
                                              Fourth Quarter..........   398.11     339.49     350.58
                                            2000:
                                              First Quarter...........   374.85     292.33     347.39
                                              Second Quarter .........   421.19     358.90     421.19
                                              Third Quarter...........   427.68     370.59     412.99
                                              Fourth Quarter..........   449.65     402.40     447.38
                                            2001:
                                              First Quarter...........   441.07     354.60     385.11
                                              Second Quarter .........   413.51     368.79     379.17
                                              Third Quarter...........   400.75     358.05     389.52
                                              Fourth Quarter..........   403.55     375.16     381.24

                                                                          High       Low     Period End
                                                                        --------   --------  ----------
                                            2002:
                                              First Quarter...........   391.68     367.28     377.30
                                              Second Quarter
                                              (through June 21,
                                              2002) ..................   379.42     302.18     302.18

                                            Historical values have been
                                            adjusted for a 2-for-1 split in the
                                            level of the DRG Index on March 23,
                                            1999.

Use of Proceeds and Hedging..............   The net proceeds we receive from
                                            the sale of the BRIDGES will be
                                            used for general corporate purposes
                                            and, in part, by us or by one or
                                            more of our subsidiaries in
                                            connection with hedging our
                                            obligations under the BRIDGES. See
                                            also "Use of Proceeds" in the
                                            accompanying prospectus.

                                            On the date of this pricing
                                            supplement, we, through our
                                            subsidiaries or others, hedged our
                                            anticipated exposure in connection
                                            with the BRIDGES by taking
                                            positions in the stocks underlying
                                            the DRG Index, in futures or
                                            options contracts on the DRG Index
                                            or other instruments. Purchase
                                            activity could potentially have
                                            increased the value of the DRG
                                            Index, and therefore effectively
                                            have increased the level of the DRG
                                            Index that must prevail on the
                                            Determination Dates in order for
                                            you to receive at maturity a
                                            payment that exceeds the principal
                                            amount of the BRIDGES. Through our
                                            subsidiaries, we are likely to
                                            modify our hedge position
                                            throughout the life of the BRIDGES,
                                            including on December 30, 2002 and
                                            on the Determination Dates, by
                                            purchasing and selling the stocks
                                            underlying the DRG Index, futures
                                            or options contracts on the DRG
                                            Index or its component stocks
                                            listed on major securities markets
                                            or positions in any other available
                                            securities or instruments that we
                                            may wish to use in connection with
                                            such hedging activities. Although
                                            we have no reason to believe that
                                            our hedging activity had, or will
                                            in the future have, a material
                                            impact on the value of the DRG
                                            Index, we cannot give any assurance
                                            that we did not, or in the future
                                            will not, affect such value as a
                                            result of our hedging activities.

Supplemental Information Concerning
Plan of Distribution.....................   Under the terms and subject to
                                            conditions contained in the U.S.
                                            distribution agreement referred to
                                            in the prospectus supplement under
                                            "Plan of Distribution," the Agent,
                                            acting as principal for its own
                                            account, has agreed to purchase,
                                            and we have agreed to sell, the
                                            principal amount of BRIDGES set
                                            forth on the cover of this pricing
                                            supplement. The Agent proposes
                                            initially to offer the BRIDGES
                                            directly to the public at the
                                            public offering price set forth on
                                            the cover page of this pricing
                                            supplement; provided that the price
                                            will be $9.80 per BRIDGES for
                                            purchasers of 100,000 or more
                                            BRIDGES in any single transaction,
                                            subject to the holding period
                                            requirements described below. The
                                            Agent may allow a concession not in
                                            excess of 3.00% of the principal
                                            amount of the BRIDGES to other
                                            dealers. We expect to deliver the
                                            BRIDGES against payment therefor in
                                            New York, New York on June 26,
                                            2002. After the initial offering,
                                            the Agent may vary the offering
                                            price and other selling terms from
                                            time to time.

                                            Where an investor purchases 100,000
                                            or more BRIDGES in a single
                                            transaction at the reduced price,
                                            approximately 98% of the BRIDGES
                                            purchased by the investor (the
                                            "Delivered BRIDGES") will be
                                            delivered on the Settlement Date.
                                            The balance of approximately 2% of
                                            the BRIDGES (the "Escrowed
                                            BRIDGES") purchased by the investor
                                            will be held in escrow at MS & Co.
                                            for the benefit of the investor and
                                            delivered to such investor if the
                                            investor and any accounts in which
                                            the investor may have deposited any
                                            of its Delivered BRIDGES have held
                                            all of the Delivered BRIDGES for 30
                                            calendar days following the
                                            Original Issue Date or any shorter
                                            period deemed appropriate by the
                                            Agent. If an investor or any
                                            account in which the investor has
                                            deposited any of its Delivered
                                            BRIDGES fails to satisfy the
                                            holding period requirement, as
                                            determined by the Agent, all of the
                                            investor's Escrowed BRIDGES will be
                                            forfeited by the investor and not
                                            delivered to it. The Escrowed
                                            BRIDGES will instead be delivered
                                            to the Agent for sale to investors.
                                            This forfeiture will have the
                                            effect of increasing the purchase
                                            price per BRIDGES for such
                                            investors to 100% of the principal
                                            amount of the BRIDGES. Should
                                            investors who are subject to the
                                            holding period requirement sell
                                            their BRIDGES once the holding
                                            period is no longer applicable, the
                                            market price of the BRIDGES may be
                                            adversely affected. See also "Plan
                                            of Distribution" in the
                                            accompanying prospectus supplement.

                                            In order to facilitate the offering
                                            of the BRIDGES, the Agent may
                                            engage in transactions that
                                            stabilize, maintain or otherwise
                                            affect the price of the BRIDGES.
                                            Specifically, the Agent may sell
                                            more BRIDGES than it is obligated
                                            to purchase in connection with the
                                            offering, creating a naked short
                                            position in the BRIDGES for its own
                                            account. The Agent must close out
                                            any naked short position by
                                            purchasing the BRIDGES in the open
                                            market. A naked short position is
                                            more likely to be created if the
                                            Agent is concerned that there may
                                            be downward pressure on the price
                                            of the BRIDGES in the open market
                                            after pricing that could adversely
                                            affect investors who purchase in
                                            the offering. As an additional
                                            means of facilitating the offering,
                                            the Agent may bid for, and
                                            purchase, BRIDGES in the open
                                            market to stabilize the price of
                                            the BRIDGES. Any of these
                                            activities may raise or maintain
                                            the market price of the BRIDGES
                                            above independent market levels or
                                            prevent or retard a decline in the
                                            market price of the BRIDGES. The
                                            Agent is not required to engage in
                                            these activities, and may end any
                                            of these activities at any time.
                                            See "--Use of Proceeds and Hedging"
                                            above.

License Agreement between the AMEX
and Morgan Stanley.......................   The AMEX and Morgan Stanley have
                                            entered into a non-exclusive
                                            license agreement providing for the
                                            license to Morgan Stanley, in
                                            exchange for a fee, of the right to
                                            use the DRG Index in connection
                                            with the BRIDGES.

                                            The DRG Index is sponsored by and
                                            is a service mark of the AMEX and
                                            is being used with the permission
                                            of the AMEX. The AMEX in no way
                                            sponsors, endorses or is otherwise
                                            involved in the BRIDGES and
                                            disclaims any liability to any
                                            party for any inaccuracy in the
                                            data on which the DRG Index is
                                            based, for any mistakes, errors or
                                            omissions in the calculation and/or
                                            dissemination of the DRG Index,
                                            or for the manner in which the DRG
                                            Index is applied in connection with
                                            the BRIDGES. The AMEX has the right
                                            to make adjustments in the DRG
                                            Index, to change the composition of
                                            the stocks making up the DRG Index
                                            and to change the methods by which
                                            the DRG Index is computed.

ERISA Matters for Pension Plans
and Insurance Companies..................   Each fiduciary of a pension,
                                            profit-sharing or other employee
                                            benefit plan subject to the
                                            Employee Retirement Income Security
                                            Act of 1974, as amended ("ERISA"),
                                            (a "Plan") should consider the
                                            fiduciary standards of ERISA in the
                                            context of the Plan's particular
                                            circumstances before authorizing an
                                            investment in the BRIDGES.
                                            Accordingly, among other factors,
                                            the fiduciary should consider
                                            whether the investment would
                                            satisfy the prudence and
                                            diversification requirements of
                                            ERISA and would be consistent with
                                            the documents and instruments
                                            governing the Plan.

                                            In addition, we and certain of our
                                            subsidiaries and affiliates,
                                            including MS & Co. and Morgan
                                            Stanley DW Inc. (formerly Dean
                                            Witter Reynolds Inc.) ("MSDWI"),
                                            may each be considered a "party in
                                            interest" within the meaning of
                                            ERISA, or a "disqualified person"
                                            within the meaning of the Internal
                                            Revenue Code of 1986, as amended
                                            (the "Code"), with respect to many
                                            Plans, as well as many individual
                                            retirement accounts and Keogh plans
                                            (also "Plans"). Unless an exemption
                                            applies, prohibited transactions
                                            within the meaning of ERISA or the
                                            Code could arise, for example, if
                                            the BRIDGES are acquired by or with
                                            the assets of a Plan with respect
                                            to which MS & Co., MSDWI or any of
                                            their affiliates is a service
                                            provider.

                                            We have obtained from the
                                            Department of Labor an exemption
                                            from the prohibited transaction
                                            rules that will in most cases cover
                                            the purchase and holding of BRIDGES
                                            by a Plan for whom we or one of our
                                            affiliates is a service provider.
                                            In order for this exemption to
                                            apply, the decision to invest in
                                            the BRIDGES must be made by a Plan
                                            fiduciary, or a Plan participant
                                            (in the case of Plans that provide
                                            for participant-directed
                                            investments), who is independent
                                            from us and from our affiliates. At
                                            the time of a Plan's acquisition of
                                            any BRIDGES, no more than 15% of
                                            the Plan's assets should be
                                            invested in BRIDGES.

                                            The exemption described above was
                                            issued by the Department of Labor
                                            pursuant to its "Expedited
                                            Exemption Procedure" under
                                            Prohibited Transaction Class
                                            Exemption 96-62. Copies of both the
                                            proposed and final exemption are
                                            available from us upon request.
                                            Purchasers of the BRIDGES have
                                            exclusive responsibility for
                                            ensuring that their purchase and
                                            holding of the BRIDGES do not
                                            violate the prohibited transaction
                                            or other rules of ERISA or the
                                            Code.

United States Federal Income Taxation....   The BRIDGES will be treated as
                                            "contingent payment debt
                                            instruments" for U.S. federal
                                            income tax purposes. Investors
                                            should refer to the discussion
                                            under "United States Federal
                                            Taxation--Notes--Notes Linked to
                                            Commodity Prices, Single
                                            Securities, Baskets of Securities
                                            or Indices" in the accompanying
                                            prospectus supplement for a
                                            description of the U.S. federal
                                            income tax consequences of
                                            ownership and disposition of the
                                            BRIDGES. In connection with the
                                            discussion thereunder, we have
                                            determined that the "comparable
                                            yield" is an annual rate of 4.76%
                                            compounded annually. Based on our
                                            determination of the comparable
                                            yield, the "projected payment
                                            schedule" for a BRIDGES (assuming a
                                            principal amount of $10) consists
                                            of a projected amount equal to
                                            $13.55 due at maturity.

                                            The following table states the
                                            amount of interest that will be
                                            deemed to have accrued with respect
                                            to a BRIDGES during each accrual
                                            period, based upon our
                                            determination of the comparable
                                            yield and the projected payment
                                            schedule:

                                                                                                TOTAL
                                                                                               INTEREST
                                                                                              DEEMED TO
                                                                                 INTEREST     HAVE ACCRUED
                                                                                DEEMED TO    FROM ORIGINAL
                                                                                  ACCRUE    ISSUE DATE (PER
                                                                                  DURING     BRIDGES) AS OF
                                                                                 ACCRUAL         END OF
                                                                               PERIOD (PER      ACCRUAL
                                                   ACCRUAL PERIOD                BRIDGES)       PERIOD
                                                   --------------              -----------  ---------------
                                            Original Issue Date through
                                                  December 31, 2002........... $      0.24  $          0.24
                                            January 1, 2003 through
                                                  December 31, 2003........... $      0.49  $          0.73
                                            January 1, 2004 through
                                                  December 31, 2004........... $      0.51  $          1.24
                                            January 1, 2005 through
                                                  December 31, 2005........... $      0.54  $          1.78
                                            January 1, 2006 through
                                                  December 31, 2006........... $      0.56  $          2.34
                                            January 1, 2007 through
                                                  December 31, 2007........... $      0.59  $          2.93
                                            January 1, 2008 through
                                                  December 30, 2008........... $      0.62  $          3.55

                                            The comparable yield and the
                                            projected payment schedule are not
                                            provided for any purpose other than
                                            the determination of U.S. Holders'
                                            interest accruals and adjustments
                                            in respect of the BRIDGES, and we
                                            make no representation regarding
                                            the actual amounts of payments on a
                                            BRIDGES.